LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints Craig A. Parker and Pamela B. Fetterolf as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge,
deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Emageon Inc., a Delaware corporation
(the "Company"), with the United States Securities and
Exchange
Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities
Exchange
Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)
perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned
acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange
Act, (ii)
any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act,

including without limitation the reporting requirements under Section 16 of the
Exchange Act.

	    The undersigned hereby gives and grants
the foregoing attorney-in-fact
full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

	    This Power of Attorney shall remain in
full force and effect until
revoked by the undersigned in a signed
writing delivered to such
attorney-in-fact.

	    IN WITNESS WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2005.



								 /s/ Milton G.
Silva-Craig
								 Signature

								 Milton G. Silva-Craig

								 Printed Name

STATE OF ALABAMA

COUNTY OF JEFFERSON




	    On this 7th day of February, 2005, Milton G. Silva-Craig, personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	    IN
WITNESS WHEREOF, I have hereunto set my hand and official seal.



									   Tana Lee Kennedy
										   Notary Public



									   04/23/05
										   My Commission Expires: